EXHIBIT 5

Conexant Systems, Inc.
4000 MacArthur Boulevard, West Tower
Newport Beach, California  92660-3095

December 14, 2006

Conexant Systems, Inc.
4000 MacArthur Boulevard, West Tower
Newport Beach, California  92660-3095

                 Re:  Opinion Letter - Form S-8 - Directors Stock Plan

Ladies and Gentlemen:

                 I am Associate General Counsel and Assistant Secretary of Conexant Systems, Inc., a Delaware corporation (the “Company”), and am delivering this opinion in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) registering under the Securities Act of 1933, as amended (the “Securities Act”), 363,900 shares of Common Stock, par value $.01 per share, of the Company (including the associated Preferred Share Purchase Rights, “Common Stock”), which may be delivered from time to time pursuant to the Conexant Systems, Inc. Directors Stock Plan, as amended (the “Plan”).

                 I have examined such documents, records and matters of law as I have deemed necessary as a basis for the opinion hereinafter expressed, including the Registration Statement and the corporate proceedings taken by the Company in connection with the authorization of the shares of Common Stock to be delivered from time to time pursuant to the Plan. On the basis of the foregoing, and having regard for legal considerations that I deem relevant, I am of the opinion that when the Registration Statement becomes effective under the Securities Act, any newly issued shares of Common Stock delivered in accordance with the Plan will, when so delivered, be legally issued, fully paid and nonassessable.

                 I hereby consent to the reference to me, this opinion and my opinions filed as exhibits to the Registration Statements on Form S-8 (Registration Nos. 333-86838, 333-111211, 333-113395, 333-121284 and 333-129676) in the Registration Statement and the filing of this opinion as an Exhibit to the Registration Statement.

                 I express no opinion herein as to any laws other than the laws of the State of California, the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the applicable reported judicial decisions related thereto) and the Federal laws of the United States.

Very truly yours, /s/ Jasmina Theodore Boulanger

Jasmina Theodore Boulanger